                                                                    EXHIBIT (12)
                             CMS ENERGY CORPORATION
                       Ratio of Earnings to Fixed Charges
                             (Millions of Dollars)




                                             Twelve Months                  Years Ended December 31
                                                Ended          ----------------------------------------------
                                             Sept. 30, 1994     1993      1992      1991       1990      1989
                                             --------------    ------    ------    ------     ------    ------
                                                                           (b)     (c)(d)       (e)
Earnings as defined (a)
- -----------------------
Net income                                           $ 175     $ 155     $(297)    $(262)     $(494)    $ 312
Income taxes                                            94        75      (146)      (94)        25       170
Exclude equity basis subsidiaries                      (14)       (6)       10        10         13         1
Fixed charges as defined, adjusted to
  exclude capitalized interest of $6,
  $5, $3, $5, $38 and $177 million for
  the twelve months ended September 30, 1994
  and for the years ended December 31,
  1993, 1992, 1991, 1990 and 1989,
  respectively                                         212       234       217       354        306       188
                                                     ------    ------    ------    ------     ------    ------

Earnings as defined                                  $ 467     $ 458     $(216)    $   8      $(150)    $ 671
                                                     ======    ======    ======    ======     ======    ======


Fixed charges as defined (a)
- ----------------------------
Interest on long-term debt                           $ 191     $ 204     $ 169     $ 274      $ 293     $ 314
Estimated interest portion of lease rental              10        11        16        17         18        15
Other interest charges                                  18        24        35        68         33        33
Include equity basis subsidiaries                        -         -         -         -          -         3
                                                     ------    ------    ------    ------     ------    ------

Fixed charges as defined                             $ 219     $ 239     $ 220     $ 359      $ 344     $ 365
                                                     ======    ======    ======    ======     ======    ======


Ratio of earnings to fixed charges                    2.13      1.92         -         -          -      1.84
                                                     ======    ======    ======    ======     ======    ======


NOTES:
(a) Earnings and fixed charges as defined in instructions for Item 503 of Regulation S-K.

(b) For the year ended December 31, 1992, fixed charges exceeded earnings by $441 million. Earnings as defined include a $520 million pre-tax loss on the settlement of MCV Power Purchases, $(15) million for potential customer refunds and other reserves related to 1992 but recorded in 1991, and $6 million relating to CMS Generation Company's reduction in its investment in The Oxford Energy Company. The ratio of earnings to fixed charges would have been 1.34 excluding these amounts.

(c) Excludes an extraordinary after-tax loss of $14 million.

(d) For the year ended December 31, 1991, fixed charges exceeded earnings by $356 million. Earnings as defined include pre-tax losses of $398 million for write-downs and reserve amounts related to the abandonment of the Midland nuclear plant, $76 million for potential customer refunds and other reserves, and $51 million relating to CMS Generation Company's reduction in its investment in The Oxford Energy Company. The ratio of earnings to fixed charges would have been 1.48 excluding these amounts.

(e) For the year ended December 31, 1990, fixed charges exceeded earnings by $500 million. Earnings as defined include pre-tax losses of $847 million for write-downs and reserve amounts related to the abandonment of the Midland nuclear plant. The ratio of earnings to fixed charges would have been 2.01 excluding these amounts.

                             CMS ENERGY CORPORATION
        Ratio of Earnings to Fixed Charges and Preferred Stock Dividends
                             (Millions of Dollars)




                                             Twelve Months                  Years Ended December 31
                                                 Ended          ----------------------------------------------
                                             Sept. 30, 1994     1993      1992      1991       1990      1989
                                             --------------    ------    ------    ------     ------    ------
                                                                           (b)     (c)(d)       (e)
Earnings as defined (a)
- -----------------------
Net income                                           $ 175     $ 155     $(297)    $(262)     $(494)    $ 312
Income taxes                                            94        75      (146)      (94)        25       170
Exclude equity basis subsidiaries                      (14)       (6)       10        10         13         1
Fixed charges as defined, adjusted to
  exclude capitalized interest of $6,
  $5, $3, $5, $38 and $177 million for
  the twelve months ended September 30, 1994
  and for the years ended December 31,
  1993, 1992, 1991, 1990 and 1989,
  respectively                                         232       245       228       364        317       207
                                                     ------    ------    ------    ------     ------    ------

Earnings as defined                                  $ 487     $ 469     $(205)    $  18      $(139)    $ 690
                                                     ======    ======    ======    ======     ======    ======
Fixed charges as defined (a)
- ----------------------------
Interest on long-term debt                           $ 191     $ 204     $ 169     $ 274      $ 293     $ 314
Estimated interest portion of lease rental              10        11        16        17         18        15
Other interest charges                                  18        24        35        68         33        33
Include equity basis subsidiaries                        -         -         -         -          -         3
Preferred stock dividend                                30        17        16        15         17        28
                                                     ------    ------    ------    ------     ------    ------
Fixed charges as defined                             $ 249     $ 256     $ 236     $ 374      $ 361     $ 393
                                                     ======    ======    ======    ======     ======    ======
Ratio of earnings to fixed charges
  and preferred dividends                             1.96      1.83         -         -          -      1.76
                                                     ======    ======    ======    ======     ======    ======


NOTES:
(a) Earnings and fixed charges as defined in instructions for Item 503 of Regulation S-K.

(b) For the year ended December 31, 1992, fixed charges exceeded earnings by $441 million. Earnings as defined include a $520 million pre-tax loss on the settlement of MCV Power Purchases, $(15) million for potential customer refunds and other reserves related to 1992 but recorded in 1991, and $6 million relating to CMS Generation Company's reduction in its investment in The Oxford Energy Company. The ratio of earnings to fixed charges would have been 1.30 excluding these amounts.

(c) Excludes an extraordinary after-tax loss of $14 million.

(d) For the year ended December 31, 1991, fixed charges exceeded earnings by $356 million. Earnings as defined include pre-tax losses of $398 million for write-downs and reserve amounts related to the abandonment of the Midland nuclear plant, $76 million for potential customer refunds and other reserves, and $51 million relating to CMS Generation Company's reduction in its investment in The Oxford Energy Company. The ratio of earnings to fixed charges would have been 1.45 excluding these amounts.

(e) For the year ended December 31, 1990, fixed charges exceeded earnings by $500 million. Earnings as defined include pre-tax losses of $847 million for write-downs and reserve amounts related to the abandonment of the Midland nuclear plant. The ratio of earnings to fixed charges would have been 1.96 excluding these amounts.